Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

ANI Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(c)	500,000	$65.26	$32,630,000	0.00015310	$4,996
Total Offering Amount / Registration Fee						$32,630,000		$4,996
Fees Previously Paid								$—
Fee Offsets								$—
Net Fees Due								$4,996

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of shares of common stock, $0.0001 par value per share (“Common Stock”), of ANI Pharmaceuticals, Inc. (the “Registrant”) which may be offered or issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)	Represents a total of 500,000 shares of Common Stock added to the shares available for issuance pursuant to the ANI Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan (the “Amended 2016 ESPP Plan”) resulting from the approval of the Amended 2016 ESPP Plan approved by the Registrant’s stockholders at the 2025 Annual Meeting of Stockholders

(3)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Global Market on July 7, 2025. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.